EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of S&W Seed Company of our report dated September 15, 2016 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of S&W Seed Company for the year ended June 30, 2016, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

San Francisco, California
August 3, 2017